UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2024

BLUE RIDGE BANKSHARES, INC.

(Exact name of Registrant as Specified in Its Charter)

Virginia	001-39165	54-1838100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Bayberry Court Suite 101 Richmond, Virginia	23226
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (540) 743-6521

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	BRBS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 18, 2024, Richard A. Farmar, III, Andrew C. Holzwarth and Robert S. Janney, directors of Blue Ridge Bankshares, Inc. (the “Company”) and Blue Ridge Bank, National Association (the “Bank”), a wholly-owned subsidiary of the Company, each notified the Company and the Bank that they are voluntarily retiring from the Boards of Directors of the Company and the Bank effective as of the date of the Company’s 2024 annual meeting of shareholders (the “Annual Meeting”). In addition, the Company announced that Mensel D. Dean, Jr. and Larry Dees, directors of the Company and the Bank, are retiring from the Boards of Directors of the Company and the Bank effective as of the date of the Annual Meeting pursuant to the Company’s mandatory director retirement age provision set forth in the Company’s Bylaws. The date of the Annual Meeting has been tentatively set for September 25, 2024. The retirements of the above-named directors do not relate to any disagreement on matters relating to the Company’s or the Bank’s operations, policies or practices or any other matter.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 21, 2024, Article II of the Company’s Articles of Incorporation was amended to increase the number of authorized shares of the Company’s common stock, no par value per share, from 50,000,000 to 150,000,000 shares (the “Amendment”). The Amendment was adopted on April 1, 2024 by the Company’s Board of Directors and approved by the Company’s shareholders at a special meeting of shareholders held on June 20, 2024. The full text of the Amendment is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07	Submission of Matters to Vote of Security Holders.

On June 20, 2024, the Company held a special meeting of shareholders (the “Special Meeting”) to consider and vote on the following proposals: (1) to approve the issuance of shares of the Company’s common stock representing more than 20% of the outstanding shares of the Company’s common stock upon the conversion or exchange of shares of the Company’s recently issued Series B and Series C preferred stock and the related warrants (“Proposal 1”); (2) to approve an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of the Company’s common stock from 50,000,000 to 150,000,000 (“Proposal 2”); and (3) to adjourn the Special Meeting to a later date or dates, if necessary, to solicit additional proxies to establish a quorum or approve Proposal 1 or Proposal 2.

As of April 25, 2024, the record date for the Special Meeting, there were 22,984,040 shares of the Company’s common stock outstanding and entitled to vote on all proposals, other than as set forth and described in the Company’s proxy statement, dated May 3, 2024, relating to the Special Meeting. At the Special Meeting, there were present in person or by proxy 18,680,396 shares of the Company’s common stock, which constituted a quorum to conduct business at the meeting. The voting results for each proposal are set forth below.

Proposal 1: Issuance of Shares

The proposal to approve the issuance of shares of the Company’s common stock representing more than 20% of the outstanding shares of the Company’s common stock upon the conversion or exchange of shares of the Company’s recently issued Series B and Series C preferred stock and the related warrants received the affirmative vote of a majority of the votes cast at the Special Meeting, and therefore was approved.

For	Against	Abstain	Uncast	Broker Non-votes
12,214,396	2,994,872	71,128	3,400,000	0

Proposal 2: Amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of the Company’s common stock from 50,000,000 to 150,000,000.

The proposal to approve an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of the Company’s common stock from 50,000,000 to 150,000,000 received the affirmative vote of more than two-thirds of the outstanding shares of the Company’s common stock, and therefore was approved.

For	Against	Abstain	Broker Non-votes
15,485,636	3,097,551	97,208	0

Proposal 3: To adjourn the Special Meeting to a later date or dates, if necessary, to solicit additional proxies to establish a quorum or approve Proposal 1 or Proposal 2.

The proposal to adjourn the Special Meeting to a later date or dates, if necessary, to solicit additional proxies to establish a quorum or approve Proposal 1 or Proposal 2 received the affirmative vote of a majority of shares of the Company’s common stock represented in person or by proxy at the Special Meeting, and therefore was approved. The Company received sufficient votes to approve Proposal 1 and Proposal 2 and, therefore, no adjournment of the Special Meeting was required to solicit additional proxies.

For	Against	Abstain	Broker Non-votes
15,626,367	2,887,555	166,474	0

Item 9.01	Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

3.1	Articles of Amendment to the Articles of Incorporation of Blue Ridge Bankshares, Inc., effective June 21, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE RIDGE BANKSHARES, INC.

Date: June 24, 2024	By:	/s/ Judy C. Gavant
Judy C. Gavant
Executive Vice President and Chief Financial Officer

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